Exhibit 3.1

ROSS MILLER

Secretary of State

204 North Carson Street, Suite 4

Carson City, Nevada 89701-4520

 (775) 684-5708

Website:  www.nvsos.gov

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

Filed in the office of Ross Miller Secretary of State State ofNevada	Document Number 20130459727-80
Filing Date and T1me 07/12/2013 12:47 PM
Entlty Number E0340822013-8

1.Nameof Corporation:	FORMOUS CORP.
2. Registered Agent for Service of Process: (check only one box)

X Commercial Registered Agent: INCORP SERVICES, INC.

Name

Noncommercial Registered Agent OR Office or Position with Entity

(name and address below) (name and address below)

Name of Noncommercial Registered Agent   OR   Name of Title of Office or Other Position with Entity

Nevada

Street Address

City

Zip Code

Nevada

Mailing Address (ii different from street address)

City

Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of Number of shares shares with Par value without par value: 75000000 per share:$ 0.0010 par value: [0]
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age: attach additional page ii more than two directors/trustees)	1) NURZADA KERMALIEVA Name 2360 CORPORATE CIRCLE-SUITE 400 HENDERSON NV 89074-7722 Street Address City State Zip Code 2) Name Street Address City State Zip Code
5. Purpose: (optional, see instructions)	The purpose of the corporation shall be: ANY LEGAL PURPOSE
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	INCORP SERVICES, INC. X INCORP SERVICES, INC. Name Incorporator Signature 2360 CORPORATE CIRCLE-SUITE 400 HENDERSON NV 89074-7722 Address City State Zip Code
7. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named Entiry X INCORP SERVICES, INC.	. 7/12/2013 Date
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that FORMOUS CORP., did on July 12, 2013, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on July 12, 2013.

ROSS MILLER Secretary of State

Certified By: Electronic Filing Certificate Number: C20130712-1701 You may verify this certificate online at http://www.nvsos.gov